SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 5, 2002

CONCENTRA OPERATING CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 400—West Tower Addison, Texas		75001 (Zip Code)
(Address of principal executive offices)

(972) 364-8000
Registrant’s telephone number, including area code

Not Applicable
(former address if changed since last report)

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

99.1    Press Release of the Registrant dated November 5, 2002

Item 9.    Regulation FD Disclosure

See the press release attached hereto as Exhibit 99.1 dated November 5, 2002, announcing Concentra Operating Corporation’s financial results for the quarter and nine month period ended September 30, 2002, its planned prepayment of $25,000,000 in senior indebtedness, and its planned acquisitions of Em3 Corporation and OccMed Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION (Registrant)

By:	/s/ Richard A. Parr II
Name: Title:	Richard A. Parr II Executive Vice President, General Counsel & Secretary

Date:  November 6, 2002

INDEX TO EXHIBITS

EXHIBIT NUMBER

99.1	Press Release of the Registrant dated November 5, 2002